Registration No. 333-261647

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

ON FORM S-8

TO REGISTRATION STATEMENT

ON FORM S-4

Under

The Securities Act of 1933

Raymond James Financial, Inc.

(Exact name of registrant as specified in its charter)

Florida	59-1517485
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, Florida 33716
(Address of Principal Executive Offices, Zip Code)

TriState Capital Holdings, Inc. Omnibus Incentive Plan
(Full title of the plan)

Paul M. Shoukry Chief Financial Officer and Treasurer 880 Carillon Parkway St. Petersburg, Florida 33716 (727) 567-1000	Please Send Copies of Communications To: Jonathan N. Santelli, Esq. Executive Vice President, General Counsel and Secretary 880 Carillon Parkway St. Petersburg, Florida 33716 (727) 567-1000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Raymond James Financial, Inc., a Florida corporation (“Raymond James” or the “Registrant”), hereby amends its Registration Statement on Form S-4 (File No. 333-261647) (as amended by the Pre-Effective Amendment No. 1 thereto, the “Form S-4”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 25, 2022, by filing this Post-Effective Amendment No. 1 on Form S-8 (the “Registration Statement”).

This Registration Statement relates to up to 551,014 shares of common stock of Raymond James, par value $0.01 per share (“Raymond James Common Stock”) issuable in respect of certain equity awards in respect of shares of common stock of TriState Capital Holdings, Inc., a Pennsylvania corporation (“TriState Capital”), no par value (“TSC Common Stock”), granted by TriState Capital and held by employees of TriState Capital and its affiliates, which were assumed by Raymond James and converted into equity awards in respect of shares of Raymond James Common Stock in connection with Raymond James’s acquisition of TriState Capital, as described below. These equity awards were granted pursuant to the TriState Capital Holdings, Inc. Omnibus Incentive Plan (the “Legacy TSC Plan”). Such shares represent the maximum number of shares of Raymond James Common Stock issuable upon the vesting, settlement or exercise of the equity awards under the Legacy TSC Plan, subject to appropriate adjustments thereto. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Raymond James Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Raymond James Common Stock.

All such shares of Raymond James Common Stock were previously registered on the Form S-4 but will be subject to issuance pursuant to this Registration Statement. All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Form S-4.

The Merger

Pursuant to the Agreement and Plan of Merger, dated October 20, 2021 (the “Merger Agreement”), among Raymond James, TriState Capital, Macaroon One LLC, a Florida limited liability company and direct, wholly-owned subsidiary of Raymond James (“Merger Sub 1”), and Macaroon Two LLC, a Florida limited liability company and direct, wholly-owned subsidiary of Raymond James (“Merger Sub 2” and, together with Merger Sub 1, “Merger Subs”), effective as of June 1, 2022, Merger Sub 1 merged with and into TriState Capital (the “First Merger”), such that TriState Capital was the surviving entity in the First Merger, and immediately following the First Merger, the surviving entity in the First Merger merged with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), such that Merger Sub 2 was the surviving entity in the Second Merger.

Merger Consideration

At the effective time of the First Merger (the “First Effective Time”), each share of TSC Common Stock issued and outstanding immediately prior to the First Effective Time, including each outstanding unvested restricted stock award (each, a “TSC Restricted Share”) held by a non-employee director of the Board of Directors of TriState Capital (each, a “Director Restricted Share”), and except for certain shares of TSC Common Stock held by Raymond James or TriState Capital, was converted into the right to receive (i) $6.00 in cash (the “Cash Consideration”) and (ii) 0.25 shares (the “Exchange Ratio” and, such shares, the “Stock Consideration”) of Raymond James Common Stock (and cash in lieu of fractional shares).

In addition, at the First Effective Time,

•

each share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value, of TriState Capital (“TSC Series A Preferred Stock”) issued and outstanding immediately prior to the First Effective Time was converted into the right to receive a share of a newly created series of preferred stock of Raymond James, par value $0.10 per share (“Raymond James Preferred Stock”), having powers, preferences and special rights that are not materially less favorable than those of the TSC Series A Preferred Stock;

•

each share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value, of TriState Capital (“TSC Series B Preferred Stock”) issued and outstanding immediately prior to the First Effective Time was converted into the right to receive a share of a newly created series of Raymond James Preferred Stock, having powers, preferences and special rights that are not materially less favorable than those of the TSC Series B Preferred Stock;

•

each share of Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock, no par value, of TriState Capital (“TSC Series C Preferred Stock”) issued and outstanding immediately prior to the First Effective Time was converted into the right to receive $30.00 in cash multiplied by the number of shares of non-voting common stock, no par value, of TSC that such share of TSC Series C Preferred Stock was convertible into pursuant to the terms of the certificate of designations with respect to the TSC Series C Preferred Stock, as amended; and

•

those certain warrants to purchase 922,438 shares of TSC Common Stock (the “Warrants”) were automatically converted into the right to receive a cash payment equal to the product of (i) the number of shares of TSC Common Stock subject to such Warrants, multiplied by (ii) $30.00 minus the applicable exercise price per share of TSC Common Stock subject to such Warrants.

Treatment of TSC Equity Awards

At the First Effective Time, each outstanding option to purchase shares of TSC Common Stock (each, a “TSC Option”) was converted into the right to receive a cash payment equal to the product (rounded down to the nearest whole number) of the number of shares of TSC Common Stock subject to such TSC Option immediately prior to the First Effective Time and (i) (A) the amount of the Cash Consideration, plus (B) the Exchange Ratio multiplied by the Average Purchaser Share Price (defined below) (this clause (i), the “Option Payout Amount”), minus (ii) the exercise price per share of the TSC Common Stock subject to such TSC Option. Each TSC Option with an exercise price greater than or equal to the Option Payout Amount ceased to be outstanding, was cancelled and ceased to exist and the holder of any such TSC Option was not entitled to payment of any consideration therefor. The term “Average Purchaser Share Price” means the average of the per share volume weighted average trading prices of Raymond James Common Stock on the New York Stock Exchange (as reported in the Eastern Edition of The Wall Street Journal, or if not reported thereby, another authoritative source) for ten trading days ending on the third business day prior to the closing of the Mergers.

In addition, at the First Effective Time, each outstanding unvested TSC Restricted Share, except any Director Restricted Share, was converted into a number of restricted shares of Raymond James Common Stock (each, a “Raymond James Restricted Share”) equal to the Equity Award Conversion Amount (defined below) (rounded down to the nearest whole number). The term “Equity Award Conversion Amount” means (i) the Exchange Ratio plus (ii) the quotient of (A) the Cash Consideration divided by (B) the Average Purchaser Share Price.

Except as specifically provided in the Merger Agreement, at and following the First Effective Time, each such Raymond James Restricted Share continues to be governed by the same terms and conditions as were applicable to the applicable TSC Restricted Share immediately prior to the First Effective Time.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the holders as required by Rule 428(b)(1). These documents and the documents incorporated by reference into this Registration Statement pursuant to Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

In this Registration Statement, as permitted by law, Raymond James “incorporates by reference” information from other documents that Raymond James files with the SEC. This means that Raymond James can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care.

The following documents filed (and excluding any documents or portions thereof furnished) with the SEC by Raymond James are hereby incorporated into this Registration Statement by reference:

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the SEC on November 23, 2021;

•	Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting of Shareholders, filed with the SEC on January 12, 2022;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2021 and March 31, 2022, filed with the SEC on February 8, 2022 and May 9, 2022, respectively.

•	Current Reports on Form 8-K, filed with the SEC on October 20, 2021, October 26, 2021, December 7, 2021, February 2, 2022, March 1, 2022, April 26, 2022 and June 1, 2022;

•	All other reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referenced above.

•

The description of Raymond James Common Stock set forth in Exhibit 4.1 to Raymond James’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the SEC on November 23, 2021, and any amendments or reports filed for the purposes of updating such description.

In addition, all documents filed by Raymond James pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than those documents or portions of those documents that may be “furnished” and not filed with the SEC), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Raymond James Common Stock being registered pursuant to this Registration Statement will be passed upon for Raymond James by E. Michael Serbanos, Esq., General Counsel – Markets and Products of Raymond James. As of May 31, 2022, Mr. Serbanos beneficially owned shares of Raymond James Common Stock, restricted stock units, and/or other rights to acquire Raymond James Common Stock, that together aggregate less than one percent (1%) of the total outstanding shares of Raymond James Common Stock.

Item 6. Indemnification of Directors and Officers.

The Florida Business Corporation Act, as amended (the “FBCA”), provides that, in general, a business corporation may indemnify any person who is a party to any proceeding (other than a proceeding by, or in the right of, the corporation) because he or she is or was a director or officer of the corporation, against liability incurred in such proceeding, including any appeal thereof, provided certain standards are met, including that such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the FBCA provides that, in general, a corporation may indemnify any person who is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors of the corporation, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, no additional indemnification and no advancement of expenses shall be made in connection with any proceeding by or in the right of the corporation and no indemnification or advancement of expenses shall be made in respect of any claim as to which such person has not met the relevant standard of conduct, has failed to comply with the applicable conditions for the advancement of expenses, or is adjudged liable unless the court of competent jurisdiction conducting the proceeding determines upon application and after giving any notice it may consider necessary that, in view of all the relevant circumstances, it is fair and reasonable to indemnify the director or officer. To the extent that any directors or officers are wholly successful on the merits or otherwise in the defense of any of the proceedings described above, the FBCA provides that the corporation is required to indemnify such directors or officers against expenses incurred in connection therewith. However, the FBCA further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (ii) a transaction in which the director or officer derived an improper personal benefit; (iii) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; or (iv) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the FBCA or the corporation’s articles of incorporation.

The FBCA also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify or advance expenses to the person against such liability under provisions of this section.

Raymond James’s Amended and Restated By-Laws, a copy of which was filed as Exhibit 3.1 to the Current Report on Form 8-K filed on December 8, 2020, include the following provisions in Section 19 of Article IV thereof

“Section 19. Indemnification.

(a) Mandatory Indemnification for Derivative Actions. The Company shall, except as provided in Section 22 hereof, indemnify any director or Officer of the Company made, or threatened to be made, a party or a witness to any Proceeding, by or in the right of the Company to procure a judgment in its favor by reason of (or arising in part out of) such person being or having served as (i) a director or Officer of the Company or an Affiliate of the Company, (ii) a director, officer, employee, partner, agent, manager, member, fiduciary, trustee or other representative of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, at the request of, for the convenience of, or to represent the interests of, the Company, or (iii) a Trustee of any employee benefit plan or trust or other program sponsored by the Company or any subsidiary of the Company, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, against amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, and expenses, including attorneys’ fees, incurred by such person in connection with the defense or settlement of such Proceeding, or in connection with an appeal therein, unless either (i) the Board of Directors determines that such person did not act in good faith in the reasonable belief that such action was in the best interests of the Company or other entity covered by this Section 19, or (ii) such person is adjudged in a Final Adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made.

(b) Mandatory Indemnification for Non-Derivative Actions. The Company shall, except as provided in Section 22 hereof, indemnify any director or Officer of the Company made, or threatened to be made, a party or a witness to any Proceeding, other than one by or in the right of the Company to procure a judgment in its favor, brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in the capacity of (i) a director or Officer of the Company or an Affiliate of the Company, (ii) a director, officer, employee, partner, agent, manager, member, fiduciary, trustee or other representative of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which such person served at the request of, for the convenience of, or to represent the interests of, the Company, or (iii) a Trustee of any employee benefit plan or trust or other program sponsored by the Company or any subsidiary of the Company, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, incurred as a result of such Proceeding, unless the Board of Directors determines that: (i) such person did not act in good faith in the reasonable belief that such action was in the best interests of the Company or other entity covered by this Section 19, or (ii) with respect to any criminal action or Proceeding, such person had reasonable cause to believe that his or her conduct was unlawful. The termination of any such Proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself disqualify such person from indemnification except in any case where such person is adjudged in a Final Adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made.

(c) Right to Advancement of Expenses. The Company shall advance the payment of expenses, including attorneys’ fees, to any person entitled to indemnification hereunder in advance of the Final Adjudication of any Proceeding. Such advances shall be paid by the Company within ten (10) days after the receipt by the Company of a statement or statements from the indemnified person requesting such advance or advances from time to time together with a reasonable accounting of such expenses; provided, however, that the advancement of such expenses to an indemnified person in advance of the Final Adjudication of a Proceeding, shall be made only upon delivery to the Company of an Undertaking. Except as otherwise expressly provided in the FBCA, the Company shall not impose on an indemnified person additional conditions to the advancement of expenses or require from the indemnified person additional undertakings regarding repayment. Advancements of expenses shall not be required to be secured, shall not bear interest and shall be made without regard to the indemnified person’s ability to repay the expenses. Advancements of expenses to an indemnified person shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advancements claimed. Notwithstanding the foregoing, the right to advancement of expenses shall not apply to any Proceeding against an indemnified person brought by the

Company and approved by resolution of the Board of Directors adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption) that alleges willful misappropriation of corporate assets by such indemnified person, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such indemnified person’s duty to the Company or its shareholders.

(d) Right of Indemnitee to Bring Suit. If a claim under Subsections (a), (b) or (c) of this Section 19 is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be ten (10) days, the indemnified person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If the indemnified person is successful in whole or in substantial part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an Undertaking, the indemnified person shall be entitled to be reimbursed for the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnified person to enforce a right to indemnification hereunder (but not in a suit brought by the indemnified person to enforce a right to an advancement of expenses) it shall be a defense that the indemnified person has not met any applicable standard for indemnification set forth in these By-laws or the FBCA. In any suit by the Company to recover an advancement of expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that the indemnified person has not met any applicable standard for indemnification set forth in these By-laws or the FBCA. Neither the failure of the Company (including its Board of Directors, a committee thereof or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the indemnified person is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in these By-laws, nor an actual determination by the Company (including its Board of Directors, a committee thereof or independent legal counsel) that the indemnified person has not met such applicable standard of conduct, shall create a presumption that the indemnified person has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnified person, be a defense to such suit.

(e) Representation. In any instance where more than one person is entitled to reimbursement of attorneys’ fees pursuant to this Section 19, the Company shall select one attorney to serve as attorney for all such persons, unless, in the reasonable opinion of the attorney selected by the Company, a conflict of interest exists that would prevent representation by that attorney of one or more persons. Notwithstanding the foregoing provision, any person may at any time decide to be represented by an attorney of his or her choosing, at his or her own expense.

(f) Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section 19 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under the FBCA or any other applicable law (common law or statutory law), these By-laws, provisions of the Articles of Incorporation, agreement, insurance policy, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity with respect to the Company and as to action in another capacity while holding such office or while employed by the Company. The Company is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses that may change, enhance, qualify or limit any right to indemnification or the advancement of expenses provided by this Section 19, to the fullest extent not prohibited by the FBCA or other applicable law.

(g) Continuation of Rights. The rights of indemnification and advancement of expenses provided in this Section 19 shall continue as to any person who has ceased to serve the Company in an official capacity and shall inure to the benefit of his or her spouses, heirs, executors, administrators and estates.

(h) Contract Rights. Without the necessity of entering into an express contract with any indemnified person, the obligations of the Company to indemnify an indemnified person under this Section 19, including the duty to advance expenses, shall be considered a contract right between the Company and such indemnified person and shall be effective to the same extent and as if provided for in a contract between the Company and such indemnified person. Such contract right shall be deemed to vest at the commencement of such indemnified person’s service to or at the request of the Company, and no amendment, modification or repeal of this Section 19 shall affect, to the detriment of the indemnified person and such indemnified person’s heirs, executors, administrators and estate, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(i) Intent of Section 19; Effect of Amendment. The intent of this Section 19 is to provide for indemnification to the fullest extent permitted by the FBCA and any other applicable laws of the State of Florida to any person who is deemed to have satisfied the applicable standard of conduct set forth in this Section 19. To the extent that such laws may be amended or supplemented from time to time, this Section 19 shall be amended automatically and construed so as to permit indemnification to the fullest extent, but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment. Neither an amendment nor repeal of this Section 19, nor the adoption of any provision of these By-laws inconsistent with this Section 19, shall eliminate or reduce the effect of this Section 19 in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Section 19, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

(j) Definitions. The following terms shall have the respective meanings indicated when used in this Section 19:

(i) “Affiliate” of any person means any corporation, firm, association or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person. For purposes of this definition, “control” means the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(ii) “Officer” means (i) any member of the Executive Committee of the Company from time to time, (ii) any person identified in the Company’s filings with the SEC as an “executive officer” pursuant to Rule 3b-7 under the Exchange Act, and (iii) any chairman or vice chairman, chief executive officer, chief financial officer, treasurer, president, vice-president (including any such designated as “executive” or “senior” vice presidents), chief operating officer, chief administrative officer, controller, general counsel, secretary, assistant secretary, assistant treasurer of the Company.

(iii) “Proceeding” means any threatened, asserted, pending or completed claim, action, suit, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by the indemnified person to enforce the indemnified person’s rights to indemnification or advancement of expenses under any provision of the Articles of Incorporation, these By-laws, the FBCA or other applicable law, and whether instituted by or in the right of the Company, a governmental agency, the Board of Directors, any authorized committee thereof, a class of the Company’s security holders or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Company, a governmental agency, the Board of Directors, any committee thereof, a class of the Company’s security holders, or any other party that the indemnified person believes might lead to the institution of any such proceeding.

(iv) “Final Adjudication” means a final judicial decision by a court of competent jurisdiction from which there is no further right of appeal.

(v) “Undertaking” means an undertaking in writing, by or on behalf of an indemnified person, to repay all amounts advanced if it shall ultimately be determined by a Final Adjudication that such indemnified person is not entitled to be indemnified under this Section 19.

(k) This Section 19 shall supersede any conflicting provisions contained in the corporate governance documents of any Affiliate of the Company.”

Raymond James has entered into indemnification agreements with its independent directors that generally provide for mandatory indemnification to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Raymond James, Raymond James has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Raymond James of expenses incurred or paid by a director, officer or controlling person of Raymond James in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Raymond James undertakes, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated into this item by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on June 1, 2022.

RAYMOND JAMES FINANCIAL, INC.

By:	/s/ Paul C. Reilly
Paul C. Reilly Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Paul C. Reilly, Paul M. Shoukry, Jonathan J. Doyle and Jonathan N. Santelli, and each of them (so long as each such individual is an employee of Raymond James Financial, Inc. or an affiliate thereof), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Paul C. Reilly	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	June 1, 2022
Paul C. Reilly

/s/ Thomas A. James	Chairman Emeritus and Director	June 1, 2022
Thomas A. James

/s/ Paul M. Shoukry	Chief Financial Officer and Treasurer (Principal Financial Officer)	June 1, 2022
Paul M. Shoukry

/s/ Jonathan W. Oorlog, Jr.	Senior Vice President and Controller (Principal Accounting Officer)	June 1, 2022
Jonathan W. Oorlog, Jr.

/s/ Marlene Debel	Director	June 1, 2022
Marlene Debel

/s/ Robert M. Dutkowsky	Director	June 1, 2022
Robert M. Dutkowsky

/s/ Jeffrey N. Edwards	Director	June 1, 2022
Jeffrey N. Edwards

/s/ Benjamin C. Esty	Director	June 1, 2022
Benjamin C. Esty

/s/ Anne Gates	Director	June 1, 2022
Anne Gates

/s/ Gordon L. Johnson	Director	June 1, 2022
Gordon L. Johnson

/s/ Roderick C. McGeary	Director	June 1, 2022
Roderick C. McGeary

/s/ Raj Seshadri	Director	June 1, 2022
Raj Seshadri

/s/ Susan N. Story	Director	June 1, 2022
Susan N. Story

EXHIBIT INDEX

4.1	Amended and Restated Articles of Incorporation of Raymond James Financial, Inc. as filed with the Secretary of State of Florida on February 28, 2022 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Raymond James Financial, Inc., filed with the Securities and Exchange Commission on May 9, 2022)

4.2	Amended and Restated By-Laws of Raymond James Financial, Inc., reflecting amendments adopted by the Board of Directors on December 2, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Raymond James Financial, Inc., filed with the Securities and Exchange Commission on December 8, 2020)

4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of Raymond James Financial, Inc. relating to the Raymond James Financial, Inc. 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, $0.10 par value per share (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form 8-A of Raymond James Financial, Inc., filed with the Securities and Exchange Commission on May 31, 2022)

4.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of Raymond James Financial, Inc. relating to the Raymond James Financial, Inc. 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, $0.10 par value per share (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form 8-A of Raymond James Financial, Inc., filed with the Securities and Exchange Commission on May 31, 2022)

4.5	TriState Capital Holdings, Inc. Omnibus Incentive Plan (incorporated by reference to Appendix A to TriState Capital Holdings, Inc.’s Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 15, 2014)

4.6	Amendment to TriState Capital Holdings, Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.12 to TriState Capital Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on February 25, 2021)

4.7	Amendment to TriState Capital Holdings, Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.13 to TriState Capital Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on March 1, 2022)

4.8	Form of TriState Capital Holdings, Inc. Restricted Stock Grant Agreement under TriState Capital Holdings, Inc. Omnibus Incentive Plan

5.1	Opinion of E. Michael Serbanos, Esq. as to validity of securities registered hereby

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of E. Michael Serbanos, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)